Joint Filer Information

Name of Joint Filer:                 Hicks, Muse GP Partners IV, L.P.,

Address of Joint Filer:              c/o Hicks, Muse, Tate & Furst Incorporated
                                     200 Crescent Court, Suite 1600
                                     Dallas, Texas 75201

Designated Filer:                    HM4-EQ Coinvestors, L.P.

Date of Event Requiring Statement:   July 30, 2013

Issuer Name and Ticker Symbol:       LIN Media LLC (NYSE: LIN)

Signature:                           HICKS, MUSE GP PARTNERS IV, L.P.

                                     By:    Hicks, Muse Fund IV, LLC, its general partner

                                     By:    /s/ William G. Neisel
                                            -----------------------------------
                                            William G. Neisel
                                            Treasurer

Joint Filer Information

Name of Joint Filer:                 Hicks, Muse Fund IV, LLC

Address of Joint Filer:              c/o Hicks, Muse, Tate & Furst Incorporated
                                     200 Crescent Court, Suite 1600
                                     Dallas, Texas 75201

Designated Filer:                    HM4-EQ Coinvestors, L.P.

Date of Event Requiring Statement:   July 30, 2013

Issuer Name and Ticker Symbol:       LIN Media LLC (NYSE: LIN)

Signature:                           HICKS, MUSE FUND IV, LLC

                                     By:    /s/ William G. Neisel
                                            -----------------------------------
                                            William G. Neisel
                                            Treasurer